Exhibit 10.11
UNCONDITIONAL GUARANTY

May 13, 2008

Lakeland Industries, Inc.
Attn: Christopher J. Ryan, Chief Executive Officer and
Gary Pokrassa, Chief Financial Officer
701-07 Koehler Avenue
Ronkonkoma, New York 11779
(Hereinafter referred to as "Borrower")

Lakeland do Brasil Empreendimentos e Participacões Ltda.
Avenida Bernardino de Campos, nº 98, sala 09, 14º andar
CEP 04004-040, São Paulo, São Paulo
Brazil
(Hereinafter referred to as “Guarantor”)

Wachovia Bank, National Association
12 East 49th Street, 43rd Floor
New York, New York 10017
(Hereinafter referred to as "Bank")

To induce Bank to make, extend or renew loans, advances, credit, or other financial accommodations to or for the benefit of Borrower, which are and will be to the direct interest and advantage of the Guarantor, and in consideration of loans, advances, credit, or other financial accommodations made, extended or renewed to or for the benefit of Borrower, which are and will be to the direct interest and advantage of the Guarantor, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Bank and its successors, assigns and affiliates the timely payment and performance of all liabilities and obligations of Borrower to Bank and its affiliates under the Loan Agreement, dated July 7, 2005, as amended by the Third Modification Agreement and Reaffirmation of Guarantee, dated of even date hereof, among the Borrower, the Bank and others, and the Second Amended and Restated Promissory Note, dated of even date hereof, attached hereto as Schedule A, as well as, all obligations under any notes, loan agreements, security agreements, letters of credit, instruments, accounts receivable, contracts, drafts, leases, chattel paper, indemnities, acceptances, repurchase agreements, overdrafts, and the Loan Documents, as defined below, and all obligations of Borrower to Bank or any of its affiliates under any swap agreement (as defined in 11 U.S.C. § 101, as in effect from time to time), however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, due or to become due, now existing or hereafter contracted or acquired, and all modifications, extensions and renewals thereof, (collectively, the "Guaranteed Obligations").

Guarantor further covenants and agrees:

GUARANTOR'S LIABILITY.  This Guaranty is a continuing and unconditional guaranty of payment and performance and not of collection. The parties to this Guaranty are jointly and severally obligated together with all other parties obligated for the Guaranteed Obligations. This Guaranty does not impose any obligation on Bank to extend or continue to extend credit or otherwise deal with Borrower at any subsequent time. Except to the extent the provisions of this Guaranty give Bank additional rights, this Guaranty shall not be deemed to supersede or replace any other guaranties given to Bank by Guarantor; and the obligations guaranteed hereby shall be in addition to, and independent of, any agreement or transaction between Borrower and Bank or any other person creating or reserving any lien, encumbrance, or security for any obligation of Borrower or any other obligations guaranteed by Guarantor pursuant to any other agreement of guaranty given to Bank and other guaranties of the Guaranteed Obligations and any such other guaranties of Guarantor are cumulative and may be exercised singly or concurrently.

BENEFIT TO GUARANTOR. Guarantor hereby represents that it will greatly benefit from the granting of the Third Modification of the $ 30,000,000 Revolving Line of Credit to Lakeland Industries, Inc., dated as of May 13, 2008, especially in view of the fact that the resulting funds shall be utilized for the purchase by Guarantor of the shares of Qualytextil SA.

CONSENT TO MODIFICATIONS.  Guarantor consents and agrees that Bank  may from time to time, in its sole discretion, without affecting, impairing, lessening or releasing the obligations of Guarantor hereunder: (a) extend or modify the time, manner, place or terms of payment or performance and/or otherwise change or modify the credit terms of the Guaranteed Obligations; (b) increase, renew, or enter into a novation of the Guaranteed Obligations; (c) waive or consent to the departure from terms of the Guaranteed Obligations; (d) permit any change in the business or other dealings and relations of Borrower or any other guarantor with Bank; (e) proceed against, exchange, release, realize upon, or otherwise deal with in any manner any collateral that is or may be held by Bank in connection with the Guaranteed Obligations or any liabilities or obligations of Guarantor; and (f) proceed against, settle, release, or compromise with Borrower, any insurance carrier, or any other person or entity liable as to any part of the Guaranteed Obligations, and/or subordinate the payment of any part of the Guaranteed Obligations to the payment of any other obligations, which may at any time be due or owing to Bank; all in such manner and upon such terms as Bank may deem appropriate, and without notice to or further consent from Guarantor.  No invalidity, irregularity, discharge or unenforceability of, or action or omission by Bank relating to any part of the Guaranteed Obligations or any security therefor shall affect or impair this Guaranty.

WAIVERS AND ACKNOWLEDGMENTS. To the extent it may lawfully do so, Guarantor waives and releases the following rights, demands, and defenses Guarantor may have with respect to Bank (and, with respect to swap obligations, its affiliates) and collection of the Guaranteed Obligations:  (a) promptness and diligence in collection of any of the Guaranteed Obligations from Borrower or any other person liable thereon, including, without limitation, any right of reimbursement, recourse, subrogation, indemnity, exoneration, as well as any rights or remedies relating to any collateral security which Bank now has or hereafter may acquire; (b) any law or statute that requires that Bank (and, with respect to swap obligations, its affiliates) make demand upon, assert claims against, or collect from Borrower or other persons or entities, foreclose any security interest, sell collateral, exhaust any remedies, or take any other action against Borrower or other persons or entities prior to making demand upon, collecting from or taking action against Guarantor with respect to the Guaranteed Obligations, including any such rights Guarantor might otherwise have had under any other applicable law; (c) any law or statute that requires that Borrower or any other person be joined in, notified of or made part of any action against Guarantor; (d) that Bank or its affiliates preserve, insure or perfect any security interest in collateral or sell or dispose of collateral in a particular manner or at a particular time, provided that Bank’s obligation to dispose of Collateral in a commercially reasonable manner is not waived hereby; (e) notice of extensions, modifications, renewals, or novations of the Guaranteed Obligations, of any new transactions or other relationships between Bank, Borrower and/or any guarantor, and of changes in the financial condition of, ownership of, or business structure of Borrower or any other guarantor; (f) presentment, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale, and all other notices of any kind whatsoever to which Guarantor may be entitled; (g) the right to assert against Bank or its affiliates any defense (legal or equitable), set-off, counterclaim, or claim that Guarantor may have at any time against Borrower or any other party liable to Bank or its affiliates; (h) all defenses relating to invalidity, insufficiency, unenforceability, enforcement, release or impairment of Bank or its affiliates’ lien on any collateral, of the Loan Documents, or of any other guaranties held by Bank; (i) any right to which Guarantor is or may become entitled to be subrogated to Bank or its affiliates’ rights against Borrower or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Bank or its affiliates against Borrower or any security which Bank or its affiliates now has or hereafter acquires, until such time as the Guaranteed Obligations have been fully satisfied beyond the expiration of any applicable preference period; (j) any claim or defense that acceleration of maturity of the Guaranteed Obligations is stayed against Guarantor because of the stay of assertion or of acceleration of claims against any other person or entity for any reason including the bankruptcy or insolvency of that person or entity; and (k) the right to marshalling of Borrower’s assets or the benefit of any exemption claimed by Guarantor.  Guarantor acknowledges and represents that Guarantor has relied upon Guarantor’s own due diligence in making an independent appraisal of Borrower, Borrower's business affairs and financial condition, and any collateral; Guarantor will continue to be responsible for making an independent appraisal of such matters; and Guarantor has not relied upon Bank or its affiliates for information regarding Borrower or any collateral.

To the extent it may lawfully do so, Guarantor hereby agrees to waive, and do hereby absolutely and irrevocably waive and relinquish the benefit and advantage of, and do hereby covenant not to assert, any appraisement, valuation, stay, extension, redemption, or similar laws, now or at any time hereafter in force, which might delay, prevent, or otherwise impede the performance or enforcement of this Guaranty, the Guaranteed Obligations, or any other present or future agreement or instrument relating directly or indirectly thereto.

Guarantor warrants and agrees that the waivers set forth in this Guaranty are made with full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law.  If any of said waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by Law.  Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions hereof shall nevertheless remain effective.

SPECIAL BRAZILIAN WAIVER.  Without prejudice to the provisions of Section “Miscellaneous” hereof regarding applicable law, and in addition to the waivers set forth in Section “Waivers, Acknowledgements”, the Guarantor, being jointly and severally liable with Borrower, hereby waives any benefits arising from articles 364, 827, 828, 829, 830, 834, 835, 837 and 839 of the Brazilian Civil Code and article 595 of the Brazilian Civil Procedure Code, and acknowledges the Bank's rights (or the rights of any assignee of Bank) to demand payment by the Guarantor of its claims, regardless of prior execution of Borrower's properties or claims of any existing contingent guarantee, as well as acknowledging Bank's right (or the rights of any assignee of Bank) to grant a moratorium to Borrower, should Bank (or any assignee) deem such moratorium convenient in its sole discretion. Guarantor shall, however, remain fully liable for its obligations hereunder.

FINANCIAL CONDITION.  Guarantor warrants, represents and covenants to Bank and its affiliates that on and after the date hereof:  (a) the fair saleable value of Guarantor's assets exceeds its liabilities, Guarantor is meeting its current liabilities as they mature, and Guarantor is and shall remain solvent; (b) all financial statements of Guarantor furnished to Bank are correct and accurately reflect the financial condition of Guarantor as of the respective dates thereof; (c) since the date of such financial statements, there has not occurred a material adverse change in the financial condition of Guarantor; (d) there are not now pending any court or administrative proceedings or undischarged judgments against Guarantor, no federal or state tax liens have been filed or, or to the best of Guarantor’s knowledge, threatened against Guarantor, and Guarantor is not in default or claimed default under any agreement; and (e) at such reasonable times as Bank requests, Guarantor will furnish Bank and its affiliates with such other financial information as Bank and its affiliates may reasonably request.

INTEREST AND APPLICATION OF PAYMENTS.  Regardless of any other provision of this Guaranty or other Loan Documents, if for any reason the effective interest on any of the Guaranteed Obligations should exceed the maximum lawful interest, the effective interest shall be deemed reduced to and shall be such maximum lawful interest, and any sums of interest which have been collected in excess of such maximum lawful interest shall be applied as a credit against the unpaid principal balance of the Guaranteed Obligations.  Monies received from any source by Bank or its affiliates for application toward payment of the Guaranteed Obligations may be applied to such Guaranteed Obligations in any manner or order deemed appropriate by Bank and its affiliates.

DEFAULT.  If any of the following events occur, a default ("Default") under this Guaranty shall exist:  (a) failure of timely payment or performance of the Guaranteed Obligations or a default under any Loan Document; (b) a breach of any agreement or representation contained or referred to in the Guaranty, or any of the Loan Documents, or contained in any other contract or agreement of Guarantor with Bank or its affiliates, whether now existing or hereafter arising; (c) the death of, appointment of a guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or the commencement of any insolvency or bankruptcy proceeding by or against Guarantor or any general partner of or the holder(s) of the majority ownership interests of Guarantor; and/or (d) Bank determines in good faith, in its sole discretion, that the prospects for payment or performance of the Guaranteed Obligations are impaired or a material adverse change has occurred in the business or prospects of Borrower or Guarantor, financial or otherwise.

If a Default occurs and the Guarantor fails to cure such default to Bank’s satisfaction within thirty (30) days of the receipt of written notice from Bank demanding such default to be cured, the Guaranteed Obligations shall be due immediately and payable without notice, other than Guaranteed Obligations under any swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time) with Bank or its affiliates, which shall be due in accordance with and governed by the provisions of said swap agreements, and, Bank and its affiliates may exercise any rights and remedies as provided in this Guaranty and other Loan Documents, or as provided at law or equity.  Guarantor shall pay interest on the Guaranteed Obligations from such Default at the highest rate of interest charged on any of the Guaranteed Obligations.

ATTORNEYS’ FEES AND OTHER COSTS OF COLLECTION.  Guarantor shall pay all of Bank's and its affiliates’ reasonable expenses incurred to enforce or collect any of the Guaranteed Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any suit, arbitration, or administrative proceeding, or in any appellate, or bankruptcy proceeding.

SUBORDINATION OF OTHER DEBTS. Guarantor agrees:  (a) to subordinate the obligations now or hereafter owed by Borrower to Guarantor ("Subordinated Debt") to any and all obligations of Borrower to Bank or its affiliates now or hereafter existing while this Guaranty is in effect, provided however that Guarantor may receive regularly scheduled principal and interest payments on the Subordinated Debt so long as (i) all sums due and payable by Borrower to Bank and its affiliates have been paid in full on or prior to such date, and (ii) no event or condition which constitutes or which with notice or the lapse or time would constitute an event of default with respect to the Guaranteed Obligations shall be continuing on or as of the payment date; (b) Guarantor will either place a legend indicating such subordination on every note, ledger page or other document evidencing any part of the Subordinated Debt or deliver such documents to Bank; and (c) except as permitted by this paragraph, Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to Guarantor, through error or otherwise, shall immediately be forwarded to Bank by Guarantor, properly endorsed to the order of Bank, to apply to the Guaranteed Obligations.

TERM AND TERMINATION. This Guaranty shall remain in full force and effect until all of the Guaranteed Obligations have been discharged in full.

MISCELLANEOUS.  Assignment.  This Guaranty and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns.  Bank's interests in and rights under this Guaranty and other Loan Documents are freely assignable, in whole or in part, by Bank.  Any assignment shall not release Guarantor from the Guaranteed Obligations until the obligations and liabilities of Guarantor hereunder shall have been satisfied by full and final payment and performance. Guarantor agrees, at the request of Bank, to confirm in writing to the assignee or transferee its consent to any such assignment, transfer or other disposition by Bank and to provide to such assignee or transferee such documentation as Bank may reasonably require in connection therewith. Guarantor may not assign or transfer its rights or obligations under this Guaranty. Organization; Powers.  Guarantor (i) is (a) an adult individual and is sui juris, or (b) a corporation, general partnership, limited partnership, limited liability company or other legal entity (as indicated below), duly organized, validly existing and in good standing under the laws of its state of organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such organization, (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty and any other Loan Document to which it is a party.  Applicable Law; Conflict Between Documents.  This Guaranty shall be governed by and interpreted in accordance with federal law and, except as preempted by federal law, the laws of the state named in Bank's address on the first page hereof without regard to that state's conflict of laws principles.  If the terms of this Guaranty should conflict with the terms of any commitment letter that survives closing, the terms of this Guaranty shall control.  Guarantor's Accounts.  Except as prohibited by law, Guarantor grants Bank and its affiliates a security interest in all of Guarantor's deposit accounts and investment properties maintained with Bank and its affiliates.  Jurisdiction.  Guarantor irrevocably agrees to non-exclusive personal jurisdiction in the state named in Bank's address on the first page hereof. Guarantor hereby agrees to the jurisdiction of such courts and agree that they will not invoke the doctrine of forum non conveniens or other similar defenses. Guarantor does hereby irrevocably appoint Borrower as its attorney-in-fact for the purpose of receiving any notice required hereunder and service of process in any action, suit, or proceeding in connection with this Guaranty and the Guaranteed Obligations.  Severability.  If any provision of this Guaranty or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or other Loan Documents.  Payments.  All payments shall be mailed to Commercial Loan Services, P. O. Box 740502, Atlanta, GA 30374-0502. Notices.  Any notices to Guarantor shall be sufficiently given if in writing and mailed or delivered to Guarantor at Borrower’s address informed above, and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7628, P.O. Box 13327, Roanoke, VA  24040 or Wachovia Bank, National Association, Mail Code VA7628, 10 South Jefferson Street, Roanoke, VA  24011 or such other address as Bank may specify in writing from time to time.  Notices to Bank must include the mail code.  In the event that Borrower (as process agent for Guarantor) changes  address at any time prior to the date the Guaranteed Obligations are paid in full, Guarantor agrees to promptly give written notice of said change of address to Bank by registered or certified mail, return receipt requested, all charges prepaid.  Plural; Captions.  All references in the Loan Documents to borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual person or entity.  The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents.  Binding Contract.  Guarantor by execution of and Bank by acceptance of this Guaranty agree that each party is bound to all terms and provisions of this Guaranty.  Amendments, Waivers and Remedies.  No waivers, amendments or modifications of this Guaranty and other Loan Documents shall be valid unless in writing and signed by an officer of Bank.  No waiver by Bank or its affiliates of any Default shall operate as a waiver of any other Default or the same Default on a future occasion.  Neither the failure nor any delay on the part of Bank or its affiliates in exercising any right, power, or privilege granted pursuant to this Guaranty and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.  All remedies available to Bank or its affiliates with respect to this Guaranty and other Loan Documents and remedies available at law or in equity shall be cumulative and may be pursued concurrently or successively.  Partnerships.  If Guarantor is a partnership, the obligations, liabilities and agreements on the part of Guarantor shall remain in full force and effect and fully applicable notwithstanding any changes in the individuals comprising the partnership.  The term "Guarantor" includes any altered or successive partnerships, and predecessor partnership(s) and the partners shall not be released from any obligations or liabilities hereunder.  Loan Documents.  The term "Loan Documents" refers to all documents executed in connection with or related to the Guaranteed Obligations and may include, without limitation, commitment letters that survive closing, loan agreements, other guaranty agreements, security agreements, instruments, financing statements, mortgages, deeds of trust, deeds to secure debt, letters of credit and any amendments or supplements (excluding swap agreements as defined in 11 U.S.C. § 101, as in effect from time to time). Currency Indemnity.  All amounts to be paid hereunder shall be paid in the lawful currency of the United States of America ("Dollars"), in immediately available funds.  Guarantor acknowledges that the specification of Dollars in the Guaranteed Obligations is of the essence and that Dollars shall be the currency of account in any and all events.  The obligations of Guarantor hereunder shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars and transfer to Commercial Loan Services (as provided in “Payments” above) under normal banking procedures does not yield the amount of Dollars owing to Bank.  If Bank receives an amount in respect of Guarantor’s liability under this Guarantee or if such liability is converted into a claim, proof, judgment or order in a currency other than Dollars, Guarantor will indemnify Bank as an independent obligation against any loss arising out of or as a result of such receipt or conversion.  If the amount received by Bank, when converted into Dollars (at the market rate at which Bank is able on the relevant date to purchase Dollars with that other currency) is less than the amount owed in Dollars Guarantor will, forthwith on demand, pay to Bank an amount in Dollars equal to the deficit.  In addition, Guarantor waives any right it may have in any jurisdiction to pay any amount due or to become due hereunder in a currency other than Dollars. LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES.   EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.  Final Agreement.  This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent agreements of the parties.  There are no unwritten agreements between the parties.

FINANCIAL AND OTHER INFORMATION.  Guarantor shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Guarantor's financial condition.  Such information shall be true, complete, and accurate.

NEGATIVE COVENANTS.  To the extent it may lawfully do so, Guarantor agrees that from the date hereof and until final payment in full of the Guaranteed Obligations, unless Bank shall otherwise consent in writing, Guarantor will not:   Change in Fiscal Year.  Change its fiscal year.  Change of Control.  Make or suffer a change of ownership that effectively changes control of Guarantor from current ownership.  Encumbrances.  Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; or (iii) Permitted Liens, as set forth in Schedule A attached hereto.  Guarantees.  Guarantee or otherwise become responsible for obligations of any other person or persons, other than the endorsement of checks and drafts for collection in the ordinary course of business.  Investments.  Purchase any stock, securities, or evidence of indebtedness of any other person or entity except investments in direct or indirect obligations of the United States Government, other highly liquid investments graded AAA or the equivalent within the United States of America (and with exception for certain investments held in China and Mexico), and certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6% and then in an amount not exceeding 10% of the issuing bank’s unimpaired capital and surplus, or other specific investment options, to be determined.  Default on Other Contracts or Obligations.  Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed.  Government Intervention.  Permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Guarantor or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired.  Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in an amount in excess of $100,000.00 which is not discharged or execution is not stayed within 45 days of entry.  Prepayment of Other Debt.  Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so.  Retire or Repurchase Capital Stock.  Retire or otherwise acquire any of its capital stock in excess of $1,000,000.00 or pay annual cash dividends in excess of $1,000,000.00 annually.

TAX RETURNS.  Guarantor shall deliver to Bank, within 30 days of filing, complete copies of federal and state tax returns, as applicable, together with all schedules thereto, each of which shall be signed and certified by Guarantor to be true and complete copies of such returns.  In the event an extension is filed, Guarantor shall deliver a copy of the extension within 30 days of filing.

WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF GUARANTOR BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO.  THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS GUARANTY. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS GUARANTY.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Guarantor, on the day and year first written above, has caused this Unconditional Guaranty to be duly executed by its duly authorized signatories.

Lakeland do Brasil Empreendimentos E Participacoes Ltda.

By:	/s/ Jose Tavares Lucena

Name:	/s/ Jose Tavares Lucena

Title:	Administrator

Witnesses:

1.
Name:
ID:

2.
Name:
ID:

SCHEDULE A

to the UNCONDITIONAL GUARANTY AGREEMENT

SECOND AMENDED AND RESTATED PROMISSORY NOTE